UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Presstek, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[

PRESSTEK, INC.
10 Glenville Street
Greenwich, Connecticut 06831

                                     April 26, 2012

Dear Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Tuesday, June 12, 2012, commencing at 1:30 P.M. local time, at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York.  The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted.  After reading the enclosed Notice of Annual Meeting and Proxy Statement, we urge you to complete, sign, date and return a proxy card promptly.  You may also complete a proxy by telephone or via the Internet in accordance with the instructions listed on the proxy card.  If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place South, 8th Floor, New York, NY 10004.

Your vote is very important, and we will appreciate a prompt return of your proxy by mail, telephone or the Internet.  We hope to see you at the meeting.

Cordially,

Stanley E. Freimuth
Chairman, President and
Chief Executive Officer

PRESSTEK, INC.
10 Glenville Street
Greenwich, Connecticut 06831
Telephone: (203) 769-8056
Fax: (203) 769-8099
www.presstek.com

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Tuesday, June 12, 2012 at 1:30 P.M.

To the Stockholders of PRESSTEK, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc.  (the “Company” or “Presstek”) will be held on Tuesday, June 12, 2012, commencing at 1:30 P.M. local time, at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York, to consider and to vote upon the following proposals:

1.	To elect a Board of five directors to serve until the next Annual Meeting of Stockholders;
2.
To consider a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s common stock at the discretion of the Board of Directors at a ratio not less than 1-for-2 and not more than 1-for-15; and

3.	To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

Internet Availability of Proxy Materials

Under rules of the Securities and Exchange Commission, we furnish proxy materials on the Internet. Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to certain of our stockholders of record. The Notice will also include instructions for stockholders on how to access the proxy card to vote over the Internet, by mail or telephone.

Only stockholders of record at the close of business on April 17, 2012 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment or postponement thereof.

By order of the Board of Directors,

James R. Van Horn
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary
April 26, 2012

PRESSTEK, INC.

 PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, June 12, 2012

This proxy statement is being furnished to holders of common stock, $.01 par value per share (the “Common Stock”) of Presstek, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of the Company’s stockholders to be held on Tuesday, June 12, 2012, commencing at 1:30 P.M. local time, and at any adjournment or postponement thereof (the “Annual Meeting”).  The Annual Meeting is to be held at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York.  The Company’s Annual Report on Form 10-K, containing audited consolidated financial statements for the fiscal year ended December 31, 2011 (“fiscal 2011”), is being furnished contemporaneously with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.  This proxy statement and the accompanying form of proxy were first furnished to stockholders on or about April 26, 2011.

Presstek’s address is 10 Glenville Street, Greenwich, Connecticut 06831.

Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, the Company’s stockholders will be asked to vote on the matters listed in the accompanying notice of Annual Meeting, namely:

1. the election of five directors;
2. a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s common stock at the discretion of the Board of Directors at a ratio not  less than 1-for-2 and not more than 1-for-15; and
3. such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:	Who is entitled to vote?
A:
Stockholders as of the close of business on the record date, April 17, 2012, are entitled to vote their shares of our Common Stock.  Each outstanding share of Common Stock is entitled to one vote.  At the close of business on the record date, there were 37,395,228 shares of our Common Stock outstanding.  The Company has no other voting securities issued and outstanding.  Proxies in the accompanying form, properly executed and returned to the management of the Company by mail, telephone or the Internet, and not revoked, will be voted at the Annual Meeting.  Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice of revocation of the proxy delivered to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

Q:	How many shares must be present to hold the meeting?
A:

A quorum must be present at the meeting for business to be conducted.  The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock as of the Record Date, is necessary to establish a quorum for the transaction of business at the Annual Meeting.

Q:	What if a quorum is not present at the meeting?
A:

If a quorum is not present at the time of the meeting, the stockholders who are represented may adjourn the meeting until such time as a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q:	How do I vote?
A:	You may vote in any of three ways:
* You may vote by mail if you complete, sign and date the accompanying proxy card and return it as directed. Your shares will be voted confidentially and in accordance with your instructions;
* You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and

*    You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person.  At the meeting, the Company will also distribute written ballots to registered stockholders who wish to vote in person at the meeting.  Beneficial owners of shares held in “street name” who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Internet and Electronic Availability of Proxy Materials
As permitted by the Securities and Exchange Commission (the “SEC ”), the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice ”) to certain stockholders of record. All  stockholders will have the ability to access the Proxy Statement, the proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the SEC on March 27, 2012 on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.  In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

Q:	How many votes does it take to approve the items to be voted upon?
A:

Directors are elected by a plurality of votes.  This means that, assuming a quorum is present at the meeting, director nominees will be elected if the nominees receive the greatest number of affirmative votes cast for the election of directors.  Approval of the Proposal 2 regarding an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s common stock at the discretion of the Board of Directors requires the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding on the record date for the meeting.

Q:	Can I revoke my proxy before it is exercised?
A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by using any of the following methods:
* by signing another proxy with a later date;
* by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote; or
* if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.
Attendance at the meeting will not automatically revoke a previously granted proxy.
Q:	Who will count the votes?
A:	The Company will designate the Inspector(s) of the Vote for the Annual Meeting.
Q:	How will different types of votes be counted?

A:
Votes will be counted and certified by the Inspector(s) of the Vote.  Abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum.  Because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the votes for Proposal 1, but because Proposal 2 to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, requires the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding on the record date for the meeting broker non-votes and abstentions will have the same effect as negative votes on Proposal 2.  The proxies received by the management of the Company will be voted in accordance with the instructions contained therein.  Unless otherwise stated, all shares represented by such proxy will be voted as instructed.  Other than with respect to the proposal for the election of directors, proxies which are executed but which do not contain specific instructions will be voted FOR the matter in question.

Q:	Who is soliciting my proxy?
A:
This solicitation is being made by the Board of Directors of the Company.  The Company will bear all costs of soliciting proxies.  The Company may request its officers and regular employees to solicit stockholders in person, by mail, e-mail, telephone, telegraph and through the use of other forms of electronic communication.  In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.  Solicitation by the Company’s officers and regular employees may also be made of some stockholders in person or by mail, e-mail, telephone, telegraph or through the use of other forms of electronic communication following the original solicitation.  The Company may retain a proxy solicitation firm to assist in the solicitation of proxies.  The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

Q:	When are the stockholder proposals for the 2013 Annual Stockholders meeting due?
A:

If a stockholder would like a proposal to be included in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, the stockholder must (i) submit the proposal in writing and addressed to the Company’s Secretary no later than December 27, 2012, and (ii)  satisfy the conditions established by the Securities and Exchange Commission and the Company’s Certificate of Incorporation and By-Laws for stockholder proposals in order for the proposition to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting.  Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

After the December 27, 2012 deadline, a stockholder may submit a nomination for director or present a proposal suitable for stockholder action at the Company’s 2013 Annual Meeting if it is submitted to the Company’s Secretary at the address set forth below, although the Company is not obligated to present the matter or nominee in its proxy statement.  Our proxy for the 2013 Annual Meeting will give discretionary authority to the proxy holders to vote on all proposals that we receive after March 12, 2013.

Any such stockholder proposal or director nomination should be submitted in accordance with the Company’s Certificate of Incorporation and By-Laws to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831, Attention: Secretary of the Company.

Q:	What other information about the Company is available?
A:

Interested parties may submit a request to the Secretary of the Company at the address above for a copy of the Company’s Annual Report on Form 10-K be sent to them by mail.  This and other important information about the Company is also available on our Web site at www.presstek.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until a successor, if applicable, is elected and qualified or until the director’s earlier resignation or removal.

The Board currently consists of five directors.  The Board recommends to the stockholders that the five persons listed below, each of whom is currently serving as a director of the Company, be elected to hold office until the next annual meeting of stockholders and until their respective successors, if applicable, are elected and qualified or until their earlier resignation or removal.  The proxies granted by stockholders will be voted for the election as directors of the Company of such persons listed below, unless a proxy specifies that it is not to be voted in favor of a particular nominee or nominees.  Proxies cannot be voted for a greater number of persons than the number of nominees listed below.  In the event any of the nominees listed below are unable to serve, it is intended that the proxy will be voted for such other nominees, if any, as are designated by the Board.  Each of the persons named below has indicated to the Board that he will be available to serve, and the Board knows of no reason why such nominee is unwilling or unable to serve.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ELECTION OF ALL OF THE NOMINATED DIRECTORS

Director Nominees

The nominees for director and their ages are the following:

Name	Age	Position
Edward E. Barr	75	Lead Director
Daniel S. Ebenstein	69	Director
Stanley E. Freimuth	65	Chairman, President, Chief Executive Officer and a Director
Steven N. Rappaport	63	Director
Donald C. Waite, III	70	Director

Edward E. Barr has been a director since September 4, 2008 and our Lead Director since June 2009.  From 1998 until his retirement in 2003, he served as Chairman and Chief Executive Officer of Sun Chemical Group B.V., the holding company of Sun Chemical Corporation and its other interests. He served as President of Sun Chemical Corporation from 1975 to 1982 and Chairman and President of Sun Chemical Corporation from 1987 to 1998. From 1982 to 1987 Mr. Barr was Chief Executive Officer and Partner of Courtaulds plc.  He also served as a board member and as Chairman of Kodak Polychrome Graphics, a $1.7 billion global joint venture between Sun Chemical Corporation and Kodak.  Mr. Barr is a member of the Board and Audit Committee of United Water Resources, where he served as Chairman from 2003 to 2008.  He also served as a director and member of the audit committee of Sequa Corporation, a diversified industrial company, from 2004-2008.  Our Board believes Mr. Barr is qualified to be a director because he has executive management experience as former Chairman and CEO of Sun Chemical Corporation and possesses industry expertise gained from his tenure at Sun Chemical. He also has Board leadership experience and financial management expertise.

Daniel S.  Ebenstein has been a director of the Company since November 1999.  Since 1968, Mr. Ebenstein has been practicing intellectual property law at the New York law firm of Amster, Rothstein & Ebenstein LLP and has been a partner of that firm since 1972. Mr. Ebenstein has extensive experience in all aspects of intellectual property law, across a broad spectrum of technologies. Our Board believes Mr. Ebenstein is qualified to be a director because he possesses significant experience in the field of intellectual property law and because of his management experience as part of his law firm’s leadership team.

Stanley E. Freimuth has been a director of the Company since November 2009 and Chairman of the Board, President and Chief Executive Officer since February 2012.  From  April 2007 to February 2012, he served as Chairman and Executive Director of Tracer Imaging LLC, which markets and produces lenticular printed products depicting three-dimensional imagery.  From September 2004 until March 2007 he served as Senior Executive Vice President and Chief Administrative Officer of Fujifilm USA; from 2000 to 2004 he served as Chief Operating Officer and Executive Vice President of Fujifilm USA. From 2000 to 2007 he served on the Board of Fujifilm USA.  From 1983 until 2000 he served as head of Fujifilm’s United States Graphic Systems Division.  He is a former Board member and Chairman of NPES, the association for suppliers of printing, publishing and converting technologies.  Mr. Freimuth is a board member of the New York University Graphic Communications Management and Technology Advisory Board.  Our Board believes Mr. Freimuth is qualified to be a director because of his lengthy leadership and industry experience at Fujifilm’s United States Graphic Systems Division and at Fujifilm USA.

Steven N.  Rappaport has been a director of the Company since November 2003.  Since July 2002, Mr. Rappaport has been a partner of Lehigh Court, LLC and RZ Capital, LLC, private investment firms that also provide administrative services for a limited number of clients.  Mr. Rappaport is currently serving as an independent director and audit committee member with respect to a number of investment portfolios, of which Credit Suisse serves as the investment adviser under the Investment Companies Act of 1940.  Eighteen of the funds are open-end funds and Mr. Rappaport is the Chairman of these funds.  Two of the funds are closed-end funds, whose shares are currently listed on the American Stock Exchange.  He also serves as an independent director and audit committee member of five closed-end funds advised by Aberdeen Investment Trust, whose shares are listed on the American Stock Exchange.  Mr. Rappaport also serves on the Board of iCad, Inc., a NASDAQ-listed company, and is Chairman of its Audit Committee. He serves as a director of a number of for profit private businesses, and is a member of the Board of Trustees of Washington University in St. Louis. Our Board believes Mr. Rappaport is qualified to be a director because he possesses a strong financial and financial management background, as well as extensive experience serving as a member of public company Audit Committees and as an Audit Committee financial expert as defined in the Sarbanes-Oxley Act.

Donald C.  Waite, III has been a director of the Company since July 2002.  Since February 2002, Mr. Waite has been the Director of the Executives-in-Residence Program and an Adjunct Professor at Columbia Graduate School of Business.  Mr. Waite was employed as an executive with McKinsey & Company, an international management consulting firm, from 1966 until his retirement in February 2002.  He remains a member of the McKinsey Investment Committee.  From June 1996 to February 2002, Mr. Waite was one of the three members of McKinsey’s Office of the Managing Director, and Chairman of McKinsey’s Investment Committee and Compensation Committee.  Mr. Waite is a Director Emeritus of McKinsey & Company.  He sits on the Board of Overseers of the Columbia Graduate School of Business and is a member of the board of directors and Lead Director of Guardian Life Insurance Company of America and he serves on the board of directors of Information Services Group, Inc., a sourcing advisory firm. Our Board believes Mr. Waite is qualified to be a director because he has executive management experience as an executive of one the largest management consulting firms in the world. As a leader in this consulting firm, he also gained valuable experience in assisting management teams to improve performance.

COMPENSATION OF DIRECTORS

As compensation for services as a director, each non-employee director of the Company receives the following compensation:

●
Upon joining the Board, each new non-employee director is granted an option to purchase 25,000 shares of Common Stock at an exercise price per share equal to the closing price of our Common Stock on the date the option is granted.  These options are fully exercisable on the first anniversary of the date of grant.

●
Non-employee directors are paid an annual retainer of $22,500 on July 15th of each year (or the next succeeding business day if July 15 is not a business day). Directors who join the Board between Annual Meetings receive a pro-rated cash retainer. The Lead Director receives an additional retainer of $50,000; the Chairman of the Audit Committee receives an additional retainer of $7,500; the Chairman of the Compensation Committee receives an additional retainer of $5,000; and the Chairman of the Nominating and Governance Committee receives an additional retainer of $5,000. Board members may elect to receive all or a portion of the Board and/or any Committee Chair retainer in the form of shares of Common Stock or in the form of non-qualified stock options, which is valued by taking the amount of the retainer and dividing it by the value per option (using the Black-Scholes valuation or some similar method).  The exercise price per share for stock options is the closing price of the Common Stock on NASDAQ on the first business day of July or the date on which the applicable retainer is otherwise payable.  All stock and options are issued pursuant to the 2008 Omnibus Incentive Plan.  All stock options that are issued in lieu of the retainers for Board, Lead Director and/or Committee Chair service vest immediately and are exercisable for a period of ten years from the date of grant, regardless of whether the Board member remains on the Board.

●
On July 15th of each year (or the next succeeding business day if July 15 is not a business day), each non-employee director is granted an option to purchase 15,000 shares of Common Stock at an exercise price per share equal to the closing price of our Common Stock on that date.  These options are fully exercisable on the first anniversary of the date of grant.  The exercisability of the options accelerate in the event of a change in control of the Company.

●
Compensation for attendance at meetings in the amount of: (i) $1,500 for each in-person meeting of the Board; (ii) $500 for each telephonic meeting of the Board; (iii) $1,000 for each meeting of the Compensation Committee and Nominating and Governance Committee; and (iv) $1,500 for each meeting of the Audit Committee.

In addition to the option grants described herein, directors of the Company are generally eligible to be granted stock options or stock-based awards under the Company’s 2008 Omnibus Incentive Plan, as Amended and Restated.  The Board or the Compensation Committee has discretion to determine the number of shares subject to each award, the exercise price and other terms and conditions thereof. The 2008 Omnibus Incentive Plan provides for the grant of any or all of the following types of awards: (i) stock options; (ii) stock issuances; and (iii) other equity interests in the Company.

Commencing with his appointment as President and Chief Executive Officer in February 2012, Mr. Freimuth has not receive any additional compensation for serving on the Board.

The following table sets forth the cash or stock compensation earned and accounting cost of options to purchase Common Stock granted to all persons who served as a non-employee director of the Company in fiscal 2011.  Fees earned that were paid in the form of stock options are detailed in the notes to the table.

Director	Fees Earned or Paid in Cash ($)(1)	Options Awards ($)(2)	Total ($)
Edward E. Barr	$44,042	$16,179	$101,679
Daniel S. Ebenstein	36,495	43,679	80,174
Stanley E. Freimuth	39,500	16,179	55,679
Steven N. Rappaport	46,000	16,179	62,179
Donald C. Waite, III	43,495	43,679	$87,174

(1)
This column reports the amount of cash or stock compensation earned in fiscal 2011 for Board and Committee meetings attended.  During 2011, Messrs. Ebenstein and Waite elected is to receive all their Board and Committee Chair retainers, as applicable, in the form of non-qualified stock options in lieu of cash.  Mr. Rappaport elected to receive 50% of his Board and Committee Chair retainers in shares of common stock and 50% in cash.  Mr. Barr accepted only $8,542 of his $50,000 retainer for serving as Lead Director.

(2)
The dollar amounts in this column represent the compensation cost, adjusted as described below, recorded in our audited financial statements for fiscal 2011 of Common Stock option awards made to the directors.  These amounts for Option Awards have been calculated in accordance with FASB ASC Topic 718 disregarding the estimates of forfeiture and using the Black Scholes option-pricing model.  Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  As noted above during 2011 certain Board members elected to receive their Board and Committee Chair retainers in the form of non-qualified stock options instead of cash.  The number of stock options currently held by the Company’s non-employee directors both currently and at the end of fiscal 2011 is as follows:  Edward E. Barr – 91,866; Daniel S. Ebenstein – 160,236; Steven N. Rappaport –177,381 Donald C. Waite, III – 197,885.

BOARD OF DIRECTORS’ MEETINGS

During fiscal 2011, the Board of Directors held eight meetings.  During the year, each of the Company’s directors attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings of all committees on which each director served.  In fact, all Board members attended 100% of Board meetings and meetings of Committees on which each director served.  Additionally, all of the directors then serving attended the Annual Meeting of Stockholders in 2011.  Directors are encouraged to attend the annual meeting of stockholders but are not required to do so.

BOARD OF DIRECTORS AND COMMITTEE INDEPENDENCE

The Board has determined, in accordance with Nasdaq Marketplace Rule 4200(a)(15), that each of the following directors is an “independent director” as such term is defined in Nasdaq listing standards: Messrs. Barr, Ebenstein, Rappaport and Waite.  The Board of Directors has also determined that each member of the three standing committees of the Board meet the independence requirements applicable to those committees prescribed by Nasdaq.

COMMUNICATIONS WITH THE BOARD

The Company provides a process for stockholders to send communications to the Board.  Information regarding stockholder communications with the Board can be found on the Company’s Web site at http://www.presstek.com/about-investor-hotline.htm.

AUDIT COMMITTEE

The Company has an Audit Committee of the Board established in accordance with section 3(a)(58)(A) of the Securities Act of 1934, as amended.  The Audit Committee, which oversees the audit and financial procedures of the Company, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.  The Audit Committee is currently comprised of Mr. Rappaport as Chair and Messrs. Barr and Waite.  The Audit Committee held four meetings during fiscal 2011.  The Company’s Board of Directors has determined that Mr. Rappaport, who qualifies as an independent director under Nasdaq listing standards, is also “an audit committee financial expert” as such term is defined by a regulation of the Securities and Exchange Commission (“SEC”).  The Audit Committee held six meetings during fiscal 2010.  The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s Web site at www.presstek.com.  The Audit Committee chairperson reports on Committee actions and recommendations at Board meetings.

NOMINATING AND GOVERNANCE COMMITTEE

The Company has a Nominating and Corporate Governance Committee of the Board, which is comprised of Mr. Ebenstein as Chair and Messrs. Barr and Rappaport.  The Nominating and Governance Committee held two meetings during fiscal 2011.  The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s Web site at www.presstek.com.

The Nominating and Governance Committee makes recommendations to the Board regarding the size and composition of the Board and is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board.  This assessment includes issues of diversity in numerous factors such as age, understanding of and achievements in manufacturing, technology, finance and marketing and international experience.  These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.  As a result, the priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.  The Committee establishes procedures for the nomination process and recommends candidates for election to the Board.  The Nominating and Governance Committee chairperson reports on Committee actions and recommendations at Board meetings.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates.  The Board is committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Company's Corporate Governance Guidelines provide that Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company's stockholders. The Guidelines further provide that character, judgment, business acumen, as well as printing and publishing, financial and other significant business experience are among the relevant criteria for Board membership.  The Board does not, however, have a formal policy with respect to diversity in identifying or selecting nominees for the Board, but in evaluating nominees, the Board assesses the background of each candidate in a number of different ways including how the individual's qualifications complement, strengthen and enhance those of existing Board members as well as the future needs of the Board.  In general, candidates for nomination to the Board are suggested by Board members or by management.   In fiscal year 2011, Presstek did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider candidates who are proposed by stockholders and the Committee has from time to time received unsolicited candidate proposals from stockholders.  The Committee evaluates candidates proposed by stockholders using the same criteria as used for other candidates.  A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee’s consideration should submit the candidate’s name and qualifications to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831, Attention: Corporate Secretary.

THE COMPENSATION COMMITTEE

The Company has a Compensation Committee of the Board (the “Compensation Committee”), which is currently comprised of Mr. Waite as Chair and Mr. Barr.  The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s Web site at www.presstek.com.  The Compensation Committee held three meetings during fiscal 2011.  The Compensation Committee sets the compensation of the executive officers of the Company and makes recommendations to the Board regarding the compensation of the members of the Board.  Generally, management is not involved in the setting of compensation for the executive officers, except that the Chief Executive Officer participates in discussions related to compensation for all other executive officers.  The Compensation Committee is comprised entirely of non-employee directors.  The Compensation Committee chairperson reports on Committee actions and recommendations at Board meetings.  The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

As noted in the Company's Corporate Governance Guidelines, the Board does not have a policy with regard to whether the role of the Chairman and Chief Executive Officer should be separate or combined, or whether the Chairman should be selected from the independent Directors or be an employee. The Board believes that it is desirable to have the flexibility to decide whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate in light of the Company's circumstances from time to time. The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer. The Board believes this currently provides an efficient and effective leadership model for the company. The Company's independent directors, currently led by Lead Director Barr, bring experience, oversight and expertise from outside the company and both inside and outside the industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.  The responsibilities of the Lead Director as established by the Board include, but are not limited to:  assisting the Chairman in the setting of agendas for Board meetings; in the absence of the Chairman, chairing meetings of the Board; chairing meetings of independent Board members; in consultation with the Chairman, ensuring that information requested by Board members or Board committees is provided; and representing the independent directors in discussions with management on corporate governance issues and other matters.

The Audit Committee takes the lead in overseeing risk management at the Board level. The Audit Committee periodically reviews the Company's risk assessment and management, including the areas of internal auditing and financial controls, and the Committee assesses the risk of litigation and legal compliance matters as they relate to the Company’s financial statements. The Committee also receives reports from management and other advisors, including periodic risk assessment surveys by internal audit covering a broad range of business risks. Although the Board's primary risk oversight is performed by the Audit Committee, the full Board also periodically receives information about the Company's risk management and the most significant risks that the Company faces. In addition to ongoing compliance efforts, the Board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.

EXECUTIVE OFFICERS

Executive officers serve at the discretion of the Board until their successors have been duly elected and qualified or until their earlier resignation or removal.  The current executive officers of the Company and their ages are:

Name	Age	Position

Stanley E. Freimuth	65	Chairman, President, and Chief Executive Officer
Arnon Dror	46	Vice President, Chief Financial Officer and Treasurer
James R. Van Horn	56	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Biographical information for Mr. Freimuth can be found above in the section entitled “Election of Directors”.

Arnon Dror was appointed to the role of Presstek’s Vice President, Chief Financial Officer and Treasurer in February 2012. In this role, Mr. Dror oversees all of the company’s financial and investor relations functions.
Prior to joining Presstek Mr. Dror held several key executive positions at the Eastman Kodak Company, including Director of Worldwide Channel Management; Director of Worldwide Operations, Consumer and Graphic Communications Groups; and Vice President of Global Services and Operations for the Graphic Communications Group. Prior to its acquisition by Eastman Kodak, he was Corporate Vice President of Finance for Creo, Inc.

James R. Van Horn was appointed Senior Vice President and Chief Administrative Officer in February 2012 and General Counsel of the Company in October 2007 and Secretary in December 2007.  From January 2007 until October 2007 he served as a consultant to Sun-Times Media Group, Inc.  From March 2004 to January 2007 he served as Vice President, General Counsel and Secretary of Sun-Times Media Group, Inc.  Prior thereto he served as Chief Administrative Officer, General Counsel and Secretary of NUI Corporation.

EXECUTIVE COMPENSATION

Discussion of Executive Compensation

Overview

In February 2012, the Company experienced a transition to a new executive leadership team. The Board of Directors and its Compensation Committee (the “Committee”) recruited a new President and Chief Executive Officer, Stanley E. Freimuth, and a new Vice President, Chief Financial Officer and Treasurer, Arnon Dror.  Including the information set forth below under the heading “Employment Arrangements for New Management Leadership”, the following discussion describe the Company’s executive compensation as implemented prior to the appointment of Mr. Freimuth and Mr. Dror as executive officers and as currently in effect.

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to provide a total compensation package that motivates management to profitably achieve our strategic growth and annual operating objectives and enables us to attract and retain talented executives.

We seek to align management’s interests with those of our stockholders by using equity-based long-term incentive awards.  These awards generally consist of stock options that vest over time, and serve not only as a retention tool, but also as a means to encourage enhanced performance of our Common Stock since executives obtain the opportunity for financial rewards only when the stock price increases.  The Company’s philosophy is to base a significant portion of targeted annual cash incentive awards upon our annual performance against pre-established financial targets, so that executives receive greater incentive payments when the Company achieves its financial goals.

We seek to motivate management to achieve growth and operating objectives by designing compensation programs that reward the achievement of pre-determined performance objectives in areas that the Committee believes are critical to the Company’s success.

We seek to attract and retain talented executives by ensuring that the compensation opportunities provided to them are competitive in relation to similar positions at comparable organizations and by ensuring retention through time-vested equity-based incentive awards.  We do this by using compensation survey data for the relevant position, including levels within different elements of compensation (base salary, annual bonus, long-term incentives and fringe benefits), to make sure that the compensation package that we provide to an executive has a total value that is at least near the mid-point for total compensation within the applicable survey data, and that the various elements of compensation for the position present an appropriate mix for the position.

Components of the Compensation Program

The Company’s executive compensation program is comprised of the following components, in support of our executive compensation philosophy.

Base Salary. Base salary is based upon competitive market data derived from compensation surveys, such as those used in 2008 and described below, as well as compensation information derived from search firms in connection with the Company’s recruitment of new executives.  Our objective is to pay competitive base salaries in order to attract and retain talented executives.  Increases in base salary are used to reward performance and/or to address changes in the market with respect to the competitive salary for a particular position.

Annual Incentive Program. Annual cash bonus opportunities for executives are based upon the achievement of targeted performance levels in specific categories.  Bonus targets, expressed as a percentage of base salary, are established for each executive by the Compensation Committee, with reference to benchmarking data for comparable positions.  Bonus targets for Mr. Freimuth are established in his employment agreement.  These incentives are designed to reward performance and to provide market competitive compensation opportunities to executives.  The Committee retains the discretion to reward achievement in the absence of meeting specific performance objectives if it deems such discretionary payments are warranted under the circumstances.

Long-Term Incentive Program. Time-vested equity compensation in the form of stock options and other equity based awards provided to executives are intended to reward performance, to serve as a retention tool, to align the interests of management with those of stockholders and to provide market competitive compensation opportunities to executives.  The level of awards granted by the Compensation Committee are determined with reference to benchmarking data for each executive position, with input from the Chairman, President and Chief Executive Officer with respect to executives other than himself.  The Board of Directors has adopted an Equity Award Policy and Procedures relating to the awarding of equity awards.  If at the time proposed for an award the Company possesses material non-public information, the policy provides that awards will not be granted if the Compensation Committee reasonably anticipates that promptly following the grant the Company will release material information that it believes would result in an increase in the Company’s stock price. While the policy provides for the granting of equity awards by unanimous written consent of the Compensation Committee, the policy also expresses the desire of the Board that awards shall be made at meetings of the Committee, either in person or by telephone; all awards made by the Compensation Committee since the adoption of the policy in December 2007 have been made at meetings of the Committee.

Benefits/Perquisites. We provide executives with generally the same benefits as those provided to all other salaried employees, such as health and dental insurance, life insurance, short- and long-term disability, 401(k) plan, and an employee stock purchase plan. In addition, we also provide certain executives, including the named executive officers, with a car allowance and reimbursement of gas expenses.

As described below in this proxy statement under the heading “Employment Arrangement for New Management Leadership” and “Potential Payments Upon Termination Or Change In Control” we provide executive officers benefits in the event of a change in control and employment termination other than for cause under employment and severance agreements, stock grant agreements accompanying individual grants, and/or benefit plans available to employees generally. The amount the Company will pay under these arrangements is determined under the terms of the individual arrangements.  These agreements help us to attract talented executives, reduce the potential for employment litigation and avoid the loss of our executives to our competitors and other companies.

Employment Arrangements for New Management Leadership

Mr. Freimuth and Mr. Dror were appointed to their new positions as our President and Chief Executive Officer and Vice President, Chief Financial Officer and Treasurer, respectively, effective on February 1, 2012.

The material provisions of an Employment Agreement with Mr. Freimuth are as follows:

●	Term of Agreement: 3 years, effective on February 13, 2012.

●	Annual Base Salary: $450,000.

●	Target Annual Bonus: 100% of Base Salary. Bonus for 2012 to be determined at the discretion of the Board, with a minimum bonus of $50,000 guaranteed.

●
Option Grant: Exercisable for 100,000 shares of the Company’s common stock at a price per share equal to the closing price of the common stock on the date of grant (February 13, 2012), annually vesting ratably over a three-year period and subject to continued employment.  Vesting accelerates in the event of a Change in Control

A “Change in Control”, for purposes of the agreement, shall be deemed to have taken place (A) if as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company within twelve months before such transaction shall cease to constitute a majority of the Board of the Company or any successor entity; (B) the consummation of a merger or consolidation of the Company, with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned beneficially by persons other than the shareholders who owned beneficially more than 50% of the combined voting power of the Company’s securities immediately prior to such merger, consolidation or other reorganization; (C) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

●
Restricted Stock Grant:  100,000 shares of common stock granted on February 13, 2012, annually vesting ratably over a three-year period and subject to continued employment.  Vesting accelerates in the event of a Change in Control.

●	Severance Payments:

▪	In the event of voluntary termination without Good Reason or if terminated for Cause: no severance payment.

“Good Reason” is defined in the agreement as: (i) any material diminution in duties, title, authority or reporting line; (ii) a reduction in or failure to pay compensation when due,; (iii) a Change in Control; (iv) benefits under any employee benefit or welfare plan are reduced to less (subject to Company’s right to provide equivalent benefits in cash or otherwise in kind) than the benefits of 90% of the Company’s employees under any employee benefit or welfare plan; (v) reassignment, without employee’s consent, to a principal work place which is more than 50 miles from the Company’s executive offices in Greenwich, Connecticut.

 “Cause” is defined in the agreement as (i) conviction of a felony, (ii) theft from the Company, (iii) breach of fiduciary duty involving personal profit, and/or (iv) sustained and continuous conduct which adversely affects the reputation of the Company.

▪
If the company terminates employee without Cause, if employment is terminated due to death or permanent disability, or if employee terminates for Good Reason in the absence of a Change in Control: 18 months’ salary, paid over 18-month period.

▪
In the event of a Change in Control and subsequent termination of employment within 18 months either involuntarily without Cause or voluntarily for Good Reason: lump sum payment equal to 2.99 times average cash compensation received during the term of the agreement (base salary, target bonuses and discretionary bonuses; compensation earned during partial years will be annualized).

●	Car allowance: $1,000 per month plus fuel reimbursement.

The material terms of a letter agreement with respect to Mr. Dror employment are as follows:

●	Annual Base Salary: $225,000.

●	Target Annual Bonus: 50% of Base Salary, with a guaranteed minimum bonus of $25,000 in the first year.

●
Option Grant: Exercisable for 84,375 shares of the Company’s common stock at a price per share equal to $0.59, vesting in full on March 15, 2013.  Vesting accelerates in the event of a Change in Control.

The terms “Change in Control”, “Good Reason” and “Cause are defined as Mr. Dror’s letter agreement the same as in Mr. Freimuth’s Employment Agreement as described above.

●	Severance Payments:

▪	In the event of voluntary termination without Good Reason or if terminated for Cause: no severance payment.

▪	If the company terminates employee without Cause, or if employee terminates for Good Reason in the absence of a Change in Control: 12 months’ salary, paid over 12-month period.

▪
In the event of a Change in Control and subsequent termination of employment within 18 months either involuntarily without Cause or voluntarily for Good Reason: lump sum payment equal to two times base salary.

●	Car Allowance: $1,000 per month plus fuel reimbursement

Compensation Committee

The current members of the Committee are Donald C. Waite, III (Chairman) and Edward E. Barr.  The Committee’s charter charges it with various duties and responsibilities, including responsibility for establishing annual and long-term performance goals for the Company’s officers, including the compensation and evaluation of the performance of executive officers.  The Committee’s charter is reviewed annually and can be found on our website at www.presstek.com. The three primary elements of compensation for the named executive officers (annual base salary, long-term incentives and annual bonus) are considered by the Committee at least once each year.

Management’s Role in Compensation

The Chairman, President and Chief Executive Officer, and the Senior Vice President, Chief Administrative Officer, General Counsel and Secretary often attend Committee meetings to present matters for consideration by the Committee and to answer questions regarding those matters.

The Chairman, President and Chief Executive Officer recommends to the Committee increases or changes in compensation for executive officers other than himself, based on his assessment of each individual’s performance, contribution to the Company’s results, potential for future contributions to our success and market information.  The Committee meets in executive session without any members of management present to review the performance and compensation of the Chairman, President and Chief Executive Officer, to evaluate compensation proposals made by management and to make decisions with respect to these proposals.  The Committee has ultimate responsibility for approving and setting compensation levels for the Company’s executive officers, other than the Chief Executive Officer, with respect to whom the Committee makes recommendations to the full Board.

Compensation Consultants

The Committee uses the services of compensation consultants from time to time.

Advisory Vote on Executive Compensation and Frequency of Advisory Vote on Executive Compensation Results

The Board considered the result of the 2011 advisory vote to approve the compensation of our named executive officers in connection with the discharge of its responsibilities. Because our stockholders approved the compensation of our named executive officers, with approximately 78% of the total votes cast voting in favor of our 2011 say-on-pay resolution, the Board has not made significant changes to our compensation programs as a result of last year's stockholder advisory vote, other than with respect to the employment arrangements for our new management described above. In light of the voting results with respect to the frequency of stockholder votes on executive compensation at the 2011 Annual Meeting of Stockholders, in which a majority of the shares cast voted for "say-on-pay" proposals to occur every three years, the Board decided that the Company will hold, in accordance with the vote, a triennial advisory vote on the compensation of named executive officers until the next required vote on the frequency of stockholder votes on executive compensation. Accordingly, we currently expect to hold the next "say-on-pay" vote at the Company's 2014 Annual Meeting of Stockholders. We currently expect to next hold a stockholder vote on frequency to occur at the Company's 2017 Annual Meeting of Stockholders.

Summary Compensation Table For Fiscal 2011 And Fiscal 2010

The following table sets forth the information required by SEC Regulation S-K Item 402 as to the compensation paid or accrued by us for the fiscal years ended December 31, 2011 (“fiscal 2011”) and January 1, 2011 (“fiscal 2010”) by our Chief Executive Officer and the two other most highly paid executive officers in fiscal 2011 and serving as such through December 31, 2011 (collectively, the “named executive officers”).

Name and Principal Position		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation

Jeffrey Jacobson, Former Chairman, President and Chief Executive Officer (4)	2011 2010	678,463 648,463	-- --	-- 350,000	371,833 725,368	-- --	17,031 17,182	1,067,327 1,741,013
Jeffrey A. Cook, Former Executive Vice President and Chief Financial Officer (5)	2011 2010	324,698 311,924	-- --	-- 115,000	283,431	-- --	17,521 16,747	342,219 727,602
James R. Van Horn, Vice President , General Counsel and Secretary	2011 2010	283,975 269,923	-- --	-- 73,250	153,460	--	20,653 17,628	304,628 514,261

(1)  Bonuses paid with respect to fiscal 2010 were paid in shares of the Company’s Common Stock, after the application of tax withholding.  As required by the proxy rules, these bonus amounts are reflected in the Stock Awards column.

(2)  The dollar amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of these awards to the named executive officers. These amounts for Option Awards have been calculated in accordance with FASB ASC Topic 718 disregarding the estimates of forfeiture and using the Black Scholes option-pricing model.  Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2011 and January 1, 2011.

(3) The compensation represented by the amounts for 2011 set forth in the All Other Compensation column for the named executive officers are detailed in the following table.

Name	Life Insurance ($)(a)	Automobile Allowance ($)(b)	Other Benefits ($)(c)

Jeffrey Jacobson	1,794	12,000	3,237

Jeffrey A. Cook	2,322	12,000	3,199

James R. Van Horn	2,322	12,000	6,331

(a) Consists of Company-paid premiums for life insurance benefits.

(b) Consists of amounts in respect of car allowances paid to each named executive officer.

(c) Consists of reimbursements of expenses for gasoline.

(4)  Mr. Jacobson resigned from the Company on February 13, 2012.

(5)  Mr. Cook resigned from the Company on February 9, 2012.

Outstanding Equity Awards at End of Fiscal 2011

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date

Jeffrey Jacobson(1)	200,000 200,000 200,000 200,000 200,000 150,000 75,000 41,667 41,667	150,000 83,333 83,333 250,000	6.14 6.14 6.14 6.14 6.14 5.57 2.40 2.19 2.19 2.21	May 10, 2012 (1) January 1, 2013 (1) January 1, 2014 (1) January 1, 2015 (1) January 1, 2016 (1) September 16, 2018 January 4, 2020 September 30, 2020 September 30, 2020 January 3, 2021

Jeffrey A. Cook(1)	208,333 75,000 37,500	41,667 75,000	2.19 5.57 2.40	February 27, 2017 (2) September 16, 2018 January 4, 2020

James R. Van Horn	75,000 50,000 25,000	50,000	2.19 5.57 2.40	October 23, 2017 September 16, 2018 January 4, 2020

(1)  Mr. Jacobson resigned from the Company on February 13, 2012 and Mr. Cook resigned from the Company on February 9, 2012.  Subsequently, all options reflected in the table above for Mr. Jacobson and Mr. Cook expired.

Employment Agreement with Mr. Van Horn

We have entered into an employment agreement with Mr. Van Horn.  The terms of this agreement that relate to his compensation and benefits are described below. The terms that relate to termination and change in control are set forth in the section below entitled “Potential Payments Upon Termination or Change In Control.”

The Company and Mr. Van Horn entered into this new agreement on September 30, 2010 (referred to as the “effective date”).  The agreement provides for a three-year term of employment for Mr. Van Horn commencing on the effective date and ending on September 29, 2013, unless terminated sooner in accordance with the provisions thereof, and allows for renegotiation and extension of the employment term as long as either the Company or Mr. Van Horn does not notify the other party of the decision not to extend the agreement by March 30, 2013.  If the parties negotiate but fail to agree to the terms of an extended employment agreement by June 30, 2013, Mr. Van Horn’s employment will terminate as of September 29, 2013.

The agreement provides for the following compensation and benefits for Mr. Van Horn:

•	The agreement sets forth an annual base salary of $293,000, which will be reviewed at least annually. The base salary cannot be decreased without Mr. Van Horn’s consent.

•
The agreement provides that Mr. Van Horn is eligible to receive an annual discretionary bonus targeted at 50% of his annual base salary.  The target bonus will be paid based on Mr. Van Horn’s and the Company’s achievement of certain goals and objectives to be established by the Board or the Compensation Committee in their sole discretion.  No such bonus will be payable to Mr. Van Horn with respect to any year during which his employment is terminated, regardless of the manner of such termination.

•
Pursuant to the agreement and in accordance with the terms of the Company’s 2003 Stock Option and Incentive Plan, the Company amended the per share exercise price of the stock option grant for 75,000 shares of our common stock provided to Mr. Van Horn on October 23, 2007 to a per share price equal to the closing price of a share of our common stock on the effective date.  All other terms and conditions of this stock option grant remain unchanged.

•
Mr. Van Horn is also entitled to participate in any plan or arrangement of the Company relating to stock options, stock purchases, pension, thrift, profit sharing benefits, other benefits under qualified or nonqualified deferred compensation plans, group life insurance, medical coverage, education or any other employee benefits that the Company in its sole discretion may adopt and elect to make available to employees.  He is also entitled to a car allowance in the amount of $1,000 per month and reimbursement for gasoline, along with reimbursement for reasonable business expenses in accordance with Company policy.

This summary of the employment agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the employment agreements.

Potential Payments Upon Termination or Change In Control

Messrs. Jacobson and Cook voluntarily resigned from the Company effective February 13, 2012 and February 9, 2012, respectively. Under the terms of their employment agreements, neither Mr. Cook nor Mr. Jacobson were entitled to receive any payments due to their termination of employment.

Under the terms of Mr. Van Horn’s employment agreement, if his employment is terminated by the Company without cause, by him for good reason, due to his death or disability, or if either the Company or Mr. Van Horn provides the other party with notice of the decision not to extend the employment term by March 30, 2013, Mr. Van Horn shall be entitled to full vesting of all outstanding unvested stock options, restricted stock and other equity awards.  If his employment terminates for any of the above reasons (other than due to death or disability), Mr. Van Horn shall also be entitled to one year of his then annual base salary, payable in equal monthly installments over a 12-month period following employment termination.

If his employment is terminated by the Company without cause or by him for good reason in connection with, or within the one and a half year period following, a change in control, in lieu of the severance payments described above, he will be entitled to lump sum cash payment equal to three times his then annual base salary.  This lump sum amount will be paid to him within 2-1/2 months following the end of the year in which occurs the later of the change in control or his termination of employment, to the extent permitted by Section 409A of the Code (or, if the change in control does not constitute a “change in control” within the meaning of Section 409A of the Code, the amount will be paid at the first to occur of any event following the change in control that would be a permissible distribution event under Section 409A of the Code).  In addition, upon the occurrence of a change in control, all stock options held by Mr. Van Horn will vest in full.

For purposes of Mr. Van Horn’s employment agreement, “cause” is as follows:

●	conviction of a felony or theft from the Company;

●	breach of fiduciary duty involving personal profit; or

●	sustained and continuous conduct which adversely affects the Company’s reputation.

 “Good Reason” is defined as any one of the following, without Mr. Van Horn’s consent:

•	any material diminution in his duties, title, authority or reporting line;

●	a reduction in or failure to pay compensation when due;

●	a change in control (as defined below);

●
a reduction in his benefits under any of the Company’s benefit plans to less (subject to the Company’s right to provide equivalent benefits in cash or otherwise in kind) than the benefits of 90% of the Company’s employees, except if initiated by Mr. Van Horn or approved in his capacity as a Board member (if then applicable); or

●	a relocation without consent to a principal work place that is more than more than 50 miles from the Company’s executive offices in Greenwich, Connecticut.

“Disability” means Mr. Van horn is unable, because of injury or sickness, to perform the material duties of his regular occupation for a specified period and, solely due to injury or sickness, he is unable to earn more than the percentage of his “indexed covered earnings” (as defined in the Company’s long-tem disability summary plan description) from working in his regular occupation.  Thereafter, “disability” means that such injury or sickness makes him unable to perform the material duties of any occupation for which he may reasonably become qualified based on education, training or experience and, solely due to such injury or sickness, he is unable to earn more than the percentage of his indexed covered earnings.  Mr. Van Horn shall be disabled as of the date he becomes entitled to disability benefits under the Company’s long-term disability plan.

For purposes of Mr. Van Horn’s employment agreement, “change in control” is defined as follows:

Change in control” means:

●
individuals who constitute the members of the Board within 12 months before any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination thereof, cease to constitute a majority of the Board as a result of or in connection with such transaction or event;

●
the consummation of a merger or consolidation of the Company, with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such transaction is owned beneficially by persons other than shareholders who owned beneficially more than 50% of the combined voting power of the Company’s securities immediately prior to such transaction; or

●	the sale, transfer or disposition of all or substantially all of the Company’s assets.

RELATED PERSON TRANSACTIONS

Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein LLP and shares in the profits of that firm.  Since the beginning of fiscal 2011, the Company has paid or incurred $24,555 (including $7,478  of pass-through expenses) in legal fees and expenses to Amster, Rothstein & Ebenstein LLP for services related to representing the Company on various intellectual property matters.  During fiscal year 2010, the Company paid or incurred $118,000 (including $50,000 of pass-through expenses) in legal fees and expenses to Amster, Rothstein & Ebenstein LLP for such services.

The Board of Directors of the Company has adopted a policy for the review, approval or ratification of related party transactions involving the Company (including its subsidiaries and affiliates). The Audit Committee has responsibility for overseeing the policy and may review and amend the policy from time to time. The policy provides that all Related Party Transactions (as defined) shall be approved or ratified in accordance with this policy by the Audit Committee.

For purposes of the policy, Related Party Transactions are defined as any transaction, or a series of similar transactions, which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which the Company was, or is proposed to be, a participant, in which a Related Party (as defined) had, has or will have a direct or indirect material interest and any material amendment or modification to the foregoing regardless of whether such transaction has previously been approved in accordance with this policy, provided that Related Party Transactions do not include executive officer compensation and benefit arrangements approved by the Board of Directors or the Compensation Committee; director compensation arrangements approved by the Board of Directors or the Compensation Committee; ordinary course business travel and expenses, advances and reimbursements; indemnification payments made by the company or on the company’s behalf (including advancement of expenses) and payments under directors’ and officers’ indemnification insurance policies made pursuant to the Company’s Certificate of Incorporation or By-Laws or pursuant to any policy, agreement or instrument.

For purposes of the policy, a Related Party is defined to mean any person who (1) is or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company;  (2) who is a 5% Stockholder; or (3) who is an immediate family member of any of the foregoing persons.

Under the policy, executive officers and directors of the Company are required to notify the General Counsel of the Company as soon as reasonably practicable about any potential Related Party Transaction. The General Counsel shall then determine whether a potential transaction or relationship constitutes a Related Party Transaction that requires compliance with the policy and/or disclosure as a Related Party Transaction in accordance with applicable SEC rules.   If the General Counsel determines that the transaction or relationship constitutes a Related Party Transaction, the transaction will be referred to the Audit Committee for its consideration. In reviewing Related Party Transactions, the policy provides that the Audit Committee will be provided with full details of the Related Party Transaction, including: (1) the terms of the transaction; (2) the business purpose of the transaction; (3) the benefits to the Company and to the relevant Related Party; and (4) whether the transaction would require a waiver of the Company’s Code of Business Conduct and Ethics.

In determining whether to approve a Related Party Transaction, the policy provides that the Audit  Committee will consider, among other things, the following factors to the extent relevant to the Related Party Transaction: (1) whether the terms of the Related Party Transaction are fair to the Company and such terms would be on the same basis if the transaction did not involve a Related Party; (2) whether there are business reasons for the Company to enter into the Related Party Transaction; (3) whether the Related Party Transaction would impair the independence of an outside Director; (4) whether the Related Party Transaction would present an improper conflict of interest for any Director or Executive Officer of the Company, taking into account: (i) the size of the transaction, (ii) the overall financial position of the Director or Executive Officer, (iii) the direct or indirect nature of the Director’s or Executive Officer’s interest in the transaction (iv) the ongoing nature of any proposed relationship, and (v) any other factors deemed relevant; and (5) whether the Related Party Transaction is material, taking into account: (i) the importance of the interest to the Related Party, (ii) the relationship of the Related Party to the transaction and of Related Parties to each other, (iii) the dollar amount involved and (iv) the significance of the transaction to the Company’s investors in light of all the circumstances.

Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the Related Party Transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Committee’s discussions of the Related Party Transaction.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2011, with respect to shares of the Common Stock authorized for issuance under awards made under equity compensation plans, including the Company’s 1991 Stock Option Plan (the “1991 Plan”), the 1994 Stock Option Plan (the “1994 Plan”), the 1997 Interim Stock Option Plan (the “1997 Plan”), the 1998 Stock Option Plan (the “1998 Plan”), the 2003 Stock Option and Incentive Plan of Presstek, Inc.  (the “2003 Plan”), the 2008 Omnibus Incentive Plan (the “2008 Plan”) and the 2002 Employee Stock Purchase Plan (the “ESPP”).  Except for the 1997 Plan and a non-plan option grant to our former Chief Executive Officer described below, each of the foregoing equity compensation plans has been approved by the stockholders of the Company.  Prior to January 1, 2011, no future awards were permitted to be made under the 1988 Plan, the 1991 Plan, the 1994 Plan or the 1997 Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan Category
Equity compensation plans approved by security holders (3)	(1)4,486,006	(1)4.32	(2)2,670,849
Equity compensation plans not approved by security holders (4)	1,006,025	6.14	--
Total	5,492,031	$5.47	(2)2,670,849

(1)           Excludes purchase rights accruing as of December 31, 2011 under the ESPP.
(2)           Includes shares available for future issuance under the 2003 Plan, the 2008 Plan and the ESPP.  As of December 31, 2011,  the ESPP terminated by its terms.
(3)           Consists of the 1991 Plan, the 1994 Plan, the 1998 Plan, the 2003 Plan, the 2008 Plan, the Director Plan and the ESPP.
(4)           Consists of 6,025 shares issuable under awards made under the 1997 Plan and the grant of a non-plan stock option exercisable for 1,000,000 shares of Common Stock to Mr. Jacobson pursuant to Nasdaq Rule 4350(i)(1)(A)(iv) as an inducement material to Mr. Jacobson entering into employment with the Company.   As required by SEC rules, since the 1997 Plan and the non-plan stock option were not approved by stockholders, information on such plan and option is set forth below.

1997 Interim Stock Option Plan
The 1997 Plan was adopted for the purpose of granting non-statutory options to any person that the Board believed had contributed, or who would contribute, to the success of the Company or its subsidiaries, including directors, officers, employees, independent agents, consultants and attorneys.  A total of 250,000 shares of Common Stock were initially reserved for issuance under the 1997 Plan.  The Company’s ability to make additional option grants under the 1997 Plan terminated on September 22, 2002; however, the Plan continues to govern the options still outstanding under the 1997 Plan, all of which are fully vested.  Pursuant to the terms of the plan, the price per share relating to each option granted under the 1997 Plan was established at the time of grant by the Board (or a committee thereof appointed to administer the plan); provided that the exercise price was not to be less than 100% of the fair market value per share of Common Stock on the date of grant.  The 1997 Plan provides for adjustment of any outstanding options to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

Except as otherwise provided by the Board, options granted under the 1997 Plan may only be transferred by will or by the laws of descent and distribution.  If an employee ceases to be employed by the Company (other than for cause or by death or disability), no further installments of the options granted to such employee under the 1997 Plan shall become exercisable, and such options shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination.  If an employee is terminated for cause or voluntarily leaves the employ of the Company without the Company’s consent, options granted to such employee under the 1997 Plan shall automatically terminate and will no longer be exercisable.  Upon termination of employment by reason of death, options granted to such employee under the 1997 Plan may be exercised, to the extent exercisable on the date of death, by the employee’s beneficiary, at any time within one year after the date of the employee’s death.  In the event employment is terminated by reason of disability, options granted to such employee under the 1997 Plan shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination.  Notwithstanding any of the foregoing, no option granted under the 1997 Plan shall remain exercisable beyond the specified termination date of such option.

2007 Option Grant to Mr. Jacobson

The shares of Common Stock subject to the non-plan option grant made to our former Chairman, President and Chief Executive Officer, Mr. Jacobson vested as follows: 20% of the shares subject to this option vested on the date of grant, with an additional 20% vesting on each of January 1, 2008, 2009, 2010 and 2011.  Each portion of the option will remain exercisable for five years after the applicable vesting date.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 17, 2012 (except as otherwise indicated in the notes below) by:

•	each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock;

•	each of the named executive officers included in the Summary Compensation Table in the Executive Compensation section of this proxy statement;

•	each of our current directors; and

•	all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned(2)
Peter Kellogg and IAT Reinsurance Company Ltd c/o IAT Reinsurance Company Ltd. 48 Wall Street New York, NY 10005	9,457,217	(3)	25.3%
Scott Kimelman and Daeg Capital Management LLC Daeg Capital Management LLC 100 Park Avenue New York, NY 10017	2,133,973	(4)	5.7
Edward E. Barr	91,866	(5)	*
Daniel S. Ebenstein	163,236	(6)	*
Stanley E. Freimuth	150,015	(7)	*
Steven N. Rappaport	216,697	(8)	*
Donald C. Waite, III	230,385	(9)	*
James R. Van Horn	230,841	(10)	*
Jeffrey Jacobson	519,068		1.4
Jeffrey A. Cook	76,155		*
All current executive officers and directors as a group (8 persons)	1,678,263	(11)	4.5%
________________________
* Less than 1%.

(1)           Except as otherwise noted below, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(2)           Applicable percentage of ownership is based upon 37,395,228 shares of Common Stock outstanding as of April 17, 2012.  Beneficial ownership is determined in accordance with applicable SEC rules.  Options for shares of Common Stock which are currently exercisable or exercisable within 60 days of the record date are referred to below as “exercisable stock options.” Exercisable stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)           As of April 15, 2010 based on Amendment No. 2 to a Schedule 13D filed with the SEC by Mr. Kellogg and IAT Reinsurance Company Ltd.  (“IAT”) on April 2, 2010 (the “Amended Schedule 13D”) and a Form 4 filed by Mr. Kellogg on April 15, 2010.  According to the Amended Schedule 13D: (i) Mr. Kellogg is the sole owner of the voting stock of IAT and is a director, President and CEO of IAT; (ii) 9,146,055 such shares were held by IAT (as to which shares Mr. Kellogg disclaims beneficial ownership) and its wholly-owned subsidiaries, (ii) 100,000 shares were held by a foundation controlled by Mr. Kellogg and his wife, (iii) 100,000 shares were held by Mr. Kellogg’s wife (as to which shares Mr. Kellogg disclaims beneficial ownership), (iv) 92,000 shares were held by companies and partnerships controlled by Mr. Kellogg; (v) Mr. Kellogg had sole power to vote or direct the vote of, dispose of or direct the disposal of all but 200,000 of the shares reported in the Amended Schedule 13D, as to which he had such shared voting and investment power.

(4)           As of December 31, 2011 based a Schedule 13G/A (the “Amended Schedule 13G”)  filed by Mr. Kimelman, Daeg Capital Management, LLC and Daeg Partners, L.P. with the SEC on January 19, 2012.  According to the Amended Schedule 13G, Mr. Kimelman has sole voting and dispositive power with respect to 68,700 such shares and shared voting and dispositive power with respect to 2,065,273 such shares collectively with Daeg Capital Management, LLC and Daeg Partners, L.P.

(5)           Consists of shares issuable pursuant to exercisable stock options.

(6)           Consists of 160,236 shares issuable pursuant to exercisable stock options and 3,000 shares held of record by Mr. Ebenstein’s child with respect to which Mr. Ebenstein disclaims any beneficial ownership interest.

(7)           Includes 50,015 shares issuable pursuant to exercisable stock options and 100,000 shares of restricted stock.

(8)           Includes 177,381 shares issuable pursuant to exercisable stock options.

(9)           Includes 197,885 shares issuable pursuant to exercisable stock options.

(10)          Includes 175,000 shares issuable pursuant to exercisable stock options.

(11)          Includes 852,383 shares issuable pursuant to exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities Exchange Commission.  Such Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16 forms they file.  Based solely on its review of the copies of such filings and written representations from the Company’s directors and executive officers, the Company believes that during the fiscal year ended December 31, 2012, all Reporting Persons timely filed all Section 16(a) reports required to be filed by them.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Steven N. Rappaport as Chair, Edward E. Barr and Donald C. Waite, III.  The Audit Committee operates under a written charter adopted by the Board and reviewed by the Board for adequacy each year, a copy of which is posted on the Company’s Web site at www.presstek.com.  The Audit Committee, among other things: (i) reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls of the Company; (ii) selects and evaluates the performance of the Company’s independent registered public accounting firm; (iii) reviews and discusses with management and the independent registered public accounting firm the results of the year-end audit of the Company; and (iv) reviews and discusses with management and the independent registered public accounting firm the accounting policies of the Company and the Company’s compliance with U.S. generally accepted accounting principles and certain legal and regulatory requirements.

The Audit Committee reviewed the audited consolidated balance sheets of the Company as of December 31, 2011 and January 1, 2011, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for the fiscal years ended December 31, January 1, 2011 and January 2, 2010, and the related notes thereto, and has discussed all of them with all of management and KPMG LLP, the Company’s independent registered public accountants.

The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol.1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the firm’s independence.

Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles.  That is the responsibility of the Company’s independent registered public accounting firm and management.  In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Steven N. Rappaport, Chair
Edward E. Barr
Donald C. Waite, III

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has not selected its independent registered public accountants for the fiscal year ended December 29, 2012 as it is scheduled to make this determination later in the year.  KPMG LLP served as the Company’s independent registered public accountants in fiscal 2011.  A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Independent Auditor Fees

Set forth below are the fees billed to the Company by KPMG LLP for the fiscal periods indicated.

	Fiscal 2011	Fiscal 2010
Audit Fees (1)	$758,000	$956,000
Tax Fees	6,035	7,180
All Other Fees	--	19,500

Total Fees	$764,035	$982,680

(1)
In 2010, audit Fees consist of fees for professional services provided in connection with the integrated audit of the Company’s financial statements and internal control over financial reporting, and review of financial statements included in Forms 10-Q, and includes services that generally only the external auditor can reasonably provide, such as attest services, consents and assistance with and review of documents filed with the SEC.  In 2011, audit fees did not include services relating to the audit of internal controls over financial reporting.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL 2
APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION, AS AMENDED TO EFFECT A REVERSE SPLIT OF COMMON STOCK AT
THE DISCRETION OF THE BOARD OF DIRECTORS

Summary

The Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and thereby authorize the Board of Directors, in its discretion, to effect a reverse split of our outstanding shares of common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-15 at any time prior to our 2013 Annual Meeting of Stockholders.  The Board of Directors believes that providing the flexibility for the Board of Directors to choose an exact split ratio and to effect such reverse stock split at any time prior to our 2013 Annual Meeting of Stockholders, will enable the Board of Directors to act in the best interests of our company and stockholders.

The form of proposed amendment to our Certificate of Incorporation to effect a reverse stock split is attached to this proxy statement as Appendix A.  We refer to this amendment as the reverse stock split amendment in this proxy statement.

If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect the reverse stock split, at any time it believes to be most advantageous to our company and stockholders. This proposal would give the Board of Directors the authority to implement one, but not more than one, reverse stock split.  The reverse stock split amendment, as more fully described below, would not change the number of authorized shares of our common stock or the par value of our common stock. Because the number of authorized shares of our common stock will not be affected, the effect of the reverse stock split amendment will be an increase in the authorized but unissued shares of our common stock.  As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional authorized but unissued shares of common stock that would become available following the reverse stock split.

A reverse stock split would be effected by the filing of the reverse stock split amendment with the Secretary of State of the State of Delaware.  The Board of Directors will retain the authority not to effect the reverse stock split amendment even if we receive stockholder approval.  If the reverse stock split amendment is not filed with the Secretary of State of the State of Delaware prior to our 2013 Annual Meeting of Stockholders, the reverse stock split amendment will be deemed abandoned, without any further effect. Thus, subject to stockholder approval, the Board of Directors, at its discretion, may file the amendment to effect a reverse stock split or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of our company and stockholders.

Reasons for the Reverse Stock Split

The reasons for the reverse stock split are generally to increase the per share market price of our common stock and to reduce the number of shares outstanding, which we believe will have several benefits to us and our stockholders as described in more detail below, including in particular, increasing our ability to maintain the listing of our common stock on The NASDAQ Capital Market if our common stock is listed on that market at the time of the reverse stock split.

Our common stock is currently listed on The NASDAQ Capital Market under the symbol “PRST,” which we believe helps support and maintain stock liquidity and company recognition for our stockholders. In order to maintain that listing, we must satisfy minimum financial and other requirements, including maintaining a closing bid price of at least $1.00 per share.  The primary reason the Board of Directors believes that the reverse stock split amendment should be approved by our stockholders is to maintain the listing of our common stock on The NASDAQ Capital Market if our common stock is listed on that market at the time of the reverse stock split.  By potentially increasing our market price of our common stock through the reverse stock split, we would reduce the risk that our common stock will be delisted from The NASDAQ Capital Market.  As of April 10, 2012, the closing bid price of our common stock was $0.59.

On October 24, 2011 we were notified by NASDAQ that we were no longer in compliance with the NASDAQ’s minimum bid price listing requirement. We had until April 23, 2012 to regain compliance with the minimum bid price rule that requires, among other things, that the average closing price of our common stock be above $1.00 per share for a minimum of ten consecutive trading days prior to that date.  As we were not in compliance with NASDAQ’s continued listing requirements at or prior to April 23, 2012, we transferred our common stock listing to The NASDAQ Capital Market and became eligible for an additional 180-day grace period .  In order to be afforded the additional 180-day compliance period, we were required to provide NASDAQ written notice of our intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If our common stock were delisted from The NASDAQ Capital Market, our common stock then would be eligible for quotation on the Over-The-Counter (OTC) Bulletin Board maintained by NASDAQ, on another over-the-counter quotation system or on the “pink sheets.”  If that occurs, the liquidity and marketability of shares of our common stock would decrease.  As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock.  In addition, if our common stock were to be delisted and the trading price of our common stock were to continue to be less than $1.00 per share, trading in our common stock would be subject to certain rules under the Exchange Act which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” involving persons other than established customers and accredited investors.  The additional burdens imposed upon broker-dealers might discourage broker-dealers from effecting transactions in our common stock, which might further affect the liquidity of our common stock. Such delisting and continued and further declines in the market price of our common stock also could greatly impair our ability to raise additional financing, if needed, through equity or debt financing and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.  For the these reasons, we believe that current and prospective investors will view an investment in our common stock more favorably if our common stock remains listed on The NASDAQ Capital Market than if our common stock trades on the OTC Bulletin Board or similar trading systems.

Effecting a reverse stock split would reduce the number of shares of our common stock outstanding, which we believe will increase the market price of our common stock.  For example, a hypothetical company with a market capitalization of $100 million and 125 million shares outstanding would have a market price of $0.80 per share, while a company with the same market capitalization and only 25 million shares outstanding would have a market price of $4.00 per share.

If the closing bid price of our common stock satisfies the minimum closing bid price rule for continued listing on the NASDAQ Global Market prior to approval of this proposal, we still may effect the reverse stock split if stockholders approve this proposal and if the Board of Directors determines that effecting the reverse stock split would be in the best interests of our company and stockholders for the following reasons:

●
The reverse stock split could heighten the interest of the financial community in our company and potentially broaden the pool of investors that may consider investing, or be able to invest, in our company by increasing the trading price of our common stock and decreasing the number of outstanding shares of our common stock.

●
The reverse stock split could help to attract institutional investors who have internal policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers.

●
The reverse stock split also may encourage investors who previously had been dissuaded from purchasing our common stock because commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks.

For the foregoing reasons, we are asking our stockholders to approve the reverse stock split amendment authorizing a reverse stock split and grant the Board of Directors the discretion to determine the exchange ratio of not less than 1-for-2 and not more than 1-for-15 and effect the reverse stock split at any time prior to our 2013 Annual Meeting of Stockholders.

Effects of the Reverse Stock Split

If approved and implemented, the principal effects of the reverse stock split would include the following, all of which have been considered by the Board of Directors in approving the reverse stock split amendment:

●	The number of outstanding shares of our common stock will be reduced and each stockholder will own fewer shares than they currently own.

●
The number of authorized shares of our common stock will not be affected, thereby resulting in an increase in the authorized but unissued shares of our common stock.  We currently do not have any plans to issue any of the authorized but unissued shares of common stock that would become available for issuance if the reverse stock split is approved and implemented.

●
The number of shares of our common stock reserved and available for issuance under our equity-based compensation plans and the number of shares of our common stock issuable upon exercise of outstanding options will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors and the exercise price of all outstanding options will be increased proportionately.

●
Except for adjustments that may result from the treatment of fractional shares resulting from the reverse stock split, which are explained below under the heading “—Fractional Shares,” each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as the stockholder held immediately prior to the reverse stock split.

●	The voting rights, rights to dividends and distributions and other rights of our common stock will not be changed as a result of the reverse stock split.

The following tables show the number of shares of common stock that would be (1) issued and outstanding; (2) authorized and reserved for issuance upon the exercise of outstanding stock options; (3) authorized and unreserved for issuance; and (4) authorized, in each case upon the implementation of the reverse stock split at each ratio from 1-for-2 to 1-for-15 based on our capitalization at April ___, 2012:

Common Stock

Reverse Stock Split Ratio	Common Stock Issued and Outstanding	Common Stock Authorized and Reserved for Issuance	Common Stock Authorized and Unreserved for Issuance	Total Shares of Common Stock Authorized
Pre-split	37,395,228	11,750,839	25,853,933	75,000,000
1-for-2	18,697,614	5,875,419	50,426,967	75,000,000
1-for-3	12,465,076	3,916,946	58,617,978	75,000,000
1-for-4	9,348,807	2,937,709	62,713,484	75,000,000
1-for-5	7,479,045	2,350,167	65,170,788	75,000,000
1-for-6	6,232,538	1,958,473	66,808,989	75,000,000
1-for-7	5,342,175	1,678,691	67,979,134	75,000,000
1-for-8	4,674,403	1,468,854	68,856,743	75,000,000
1-for-9	4,155,025	1,305,648	69,539,327	75,000,000
1-for-10	3,739,522	1,175,083	70,085,395	75,000,000
1-for-11	3,399,566	1,068,258	70,532,176	75,000,000
1-for-12	3,116,269	979,236	70,904,495	75,000,000
1-for-13	2,876,556	903,910	71,219,534	75,000,000
1-for-14	2,671,087	839,345	71,489,568	75,000,000
1-for-15	2,493,015	783,389	71,723,596	75,000,000

In addition, if approved and implemented, other possible effects of the reverse stock split include the following, all of which have been considered by the Board of Directors in approving the reverse stock split amendment:

●
It is anticipated that the reduction in outstanding shares of our common stock will result in an increase in the per share price of our common stock.  However, there is no assurance that such a result will occur.  Similarly, there is no assurance that if the per share price of our common stock increases as a result of the reverse stock split, such increase in the per share price will be permanent, which will be dependent on several factors.

●
One of the purposes for the proposed reverse stock split is to comply with the continued listing standards for The NASDAQ Capital Market.  However, there can be no assurance that the reverse stock split alone will guarantee or even help the continued listing of our common stock on The NASDAQ Capital Market.  If we are unable to maintain the listing of our common stock on The NASDAQ Capital Market, our liquidity and stock price may be negatively affected.

●
The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization.  It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.  Should the per share price of our common stock decline after implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split.

●
The anticipated resulting increase in per share price of our common stock due to the reverse stock split is expected to encourage greater interest in our common stock by brokers and investors and possibly promote greater liquidity for our stockholders.  However, there is no assurance that such greater interest will occur.  In addition, the liquidity of our shares could be adversely affected by the reduced number of shares of our common stock that would be outstanding after the reverse stock split.

●
Since the reverse stock split will decrease the number of shares held by our stockholders, the reverse stock split may increase the number of stockholders who hold less than a “round lot,” or 100 shares.  Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis.  Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

The reverse stock split will not affect our company continuing to be subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Procedures for Effecting the Reverse Stock Split and Filing the Reverse Stock Split Amendment

If our stockholders approve the reverse stock split amendment and the Board of Directors subsequently determines that it is in the best interests of our company and stockholders to effect a reverse stock split, the Board of Directors, in its sole discretion, at any time prior to our 2013 Annual Meeting of Stockholders, will determine the ratio of the reverse stock split to be implemented.  The Board of Directors believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) is in the best interests of our company and stockholders because it provides the Board of Directors with the flexibility to achieve the desired results of the reverse stock split and because it is not possible to predict market conditions at the time the reverse stock split would be implemented.  The ratio to be selected by the Board of Directors will be not less than 1-for-2 and not more than 1-for-15 and the numbers in the ratio will consist only of whole numbers.  The decision of the Board of Directors as to whether and when to effect the reverse stock split, and the decision of the Board of Directors regarding the final split ratio will be based, in part, on existing and expected trading prices for our common stock, our compliance with the minimum bid price continued listing requirements of The NASDAQ Global Market or The NASDAQ Capital Market, and prevailing general market and economic conditions.  The Board of Directors intends to select a reverse split ratio that it believes would be most likely to achieve the anticipated benefits of the reverse stock split as described above.

After the Board of Directors determines to effect a reverse stock split and has determined the split ratio, the Board of Directors will determine the effective date of the reverse stock split and will announce publicly such information.  Any such split will become effective upon the filing of the reverse stock split amendment with the Secretary of State of the State of Delaware or such later date as indicated in the reverse stock split amendment.  The actual timing of any such filing will be made by the Board of Directors at such time as the Board of Directors believes to be most advantageous to our company and stockholders.

Fractional Shares

No fractional shares of our common stock would be issued as a result of the reverse stock split, if any. Each holder of common stock at the effective time of the reverse stock split, if any, who otherwise would be entitled to a fractional share will, in lieu thereof, be entitled receive a cash payment equal to: (1) the fractional share amount multiplied by (2) the product of (a) the closing sale price of a share of our common stock as reported on The NASDAQ Global Market or other principal market of the common stock, as applicable, on the effective date of the reverse stock split and (b) the reverse stock split ratio, as determined by the Board of Directors. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

If our stockholders approve and we implement a reverse stock split, our transfer agent will act as our exchange agent for purposes of implementing the exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of our common stock.

Registered Book Entry Stockholder.  Holders of our common stock holding all of their shares electronically in book-entry form with our transfer agent do not need to take any action (the exchange will be automatic) to receive post-reverse stock split shares.

Registered Certificated Stockholder.  Some of the holders of our common stock hold their shares in certificate form or a combination of certificate and book-entry form.  If any of your shares of common stock are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split.  The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.  Upon receipt of your pre-reverse stock split certificate(s), you will be issued the appropriate number of shares of common stock electronically in book-entry form under the Direct Registration System (DRS).  No new shares in book-entry form will be reflected until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent.  At any time after receipt of your DRS statement, you may request a stock certificate representing your ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split is not expected to affect stockholders’ accumulated deficit on our balance sheet.  However, because the par value of our common stock will remain unchanged on the effective date of the reverse stock split, the components that make up stockholders’ accumulated deficit will change by offsetting amounts.  The stated common stock components will be reduced, and the additional paid-in capital component will be increased by the amount by which the stated common stock component is reduced.  The per share net loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.  Net loss per share amounts in prior periods will be restated to reflect the reverse stock split.  We do not anticipate that any other accounting consequences would arise as result of the reverse stock split.

Potential Anti-Takeover Effect; Possible Dilution

Because the reverse stock split would increase the number of authorized but unissued shares of our common stock available for issuance, the reverse stock split could be construed as having an anti-takeover effect, since we could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of our company. For example, we could use the additional authorized but unissued shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of our stockholders. The reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.

In addition to the increased number of shares of our common stock that would be available for issuance as a result of the reverse stock split, other provisions of our Certificate of Incorporation and By-Laws could delay or prevent a merger, tender offer or proxy contest to take control of our company. Specifically, our Certificate of Incorporation and By-Laws contain provisions which:

●
authorize the issuance of “blank check” preferred stock, which is preferred stock that can be created and issued by the Board of Directors without prior stockholder approval, with rights senior to our common stock;

●	prohibit stockholders to call a special meeting; and

●	prohibit cumulative voting for directors.

The holders of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right to purchase any additional shares from time to time issued by us.  Accordingly, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings (if any) per share, voting power and equity ownership of current stockholders.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (1) any discussion of U.S. Federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties under any Federal tax laws; (2) any such discussion has been included by us in furtherance of the reverse stock split on the terms described herein; and (3) each such holder should seek advice based on his, her, or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” of our capital stock relating to the reverse stock split.  This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect).  We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split.  The following discussion is for information purposes only and is not intended as tax or legal advice.

This discussion assumes that a U.S. holder holds our capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or stockholders holding their shares of our capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction.

This discussion also does not address the tax consequences to our company, or to stockholders that own five percent or more of our capital stock, are affiliates of our company, or are not U.S. holders.  In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is our stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code.  Accordingly:

●	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

●
A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

●
A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a redemption by our company.  In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share.  Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in our company resulting from the reverse stock split (taking into account for this purpose shares of our common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances.  The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.  If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of our capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 28 percent) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding.  Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld.  If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or By-Laws to any stockholder who dissents from the proposal to approve the amendment to our

Certificate of Incorporation to effect the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

If the proposed reverse stock split is approved at the Annual Meeting, the Board of Directors, in its sole discretion, at any time prior to our 2013 Annual Meeting of Stockholders, may determine to implement the reverse stock split.  Notwithstanding the approval of the form of the reverse stock split amendment at the Annual Meeting, the Board of Directors, in its sole discretion, may determine not to implement the reverse stock split.

Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Continental Stock Transfer and Trust Company, 17 Battery Place South, 8th Floor, New York, New York 10004.

Board Recommendation

The Board of Directors recommends a vote FOR the proposal to amend our Certificate of Incorporation to effect a reverse split of the issued and outstanding shares of our common stock at the discretion of the Board of Directors at a ratio not less than 1-for-2 and not more than 1-for-15.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement and the Annual Report may have been sent to multiple stockholders in your household.  If you would prefer to receive separate copies of a proxy statement or Annual Report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.  Upon written request to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831; Attention: the Secretary of the Company, or orally via telephone to (203) 769-8056, we will provide separate copies of the Annual Report and/or this proxy statement.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be properly brought before the meeting by others.  If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

The Company’s Annual Report on Form 10-K, containing audited consolidated financial statements for the fiscal year ended December 31, 2011, is being made available contemporaneously with this proxy statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Copies of the Company’s Annual Report on Form 10-K will be provided, without charge, upon written request to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831: Attention: Secretary of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2012

A copy of this proxy statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, together with directions to the Annual Meeting,  can be found at the website address: [http://www.cstproxy.com/presstek/2012].

By order of the Board of Directors,
James R. Van Horn
Secretary
April 26, 2012

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
OF PRESSTEK, INC.

Presstek, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY that:

FIRST:  The Board of Directors of the Corporation (the “Board of Directors”), at a meeting held on April __, 2012, duly adopted resolutions setting forth proposed amendments of the Amended and Restated Certificate of Incorporation, as previously amended, of the Corporation, declaring said amendments to be advisable and proposing that said amendments be submitted to the stockholders of the Corporation for their consideration and approval.  The resolutions setting forth the proposed amendments are substantially as follows:

RESOLVED, that the Board of Directors declares that it is advisable to further amend Article IV of the Amended and Restated Certificate of Incorporation as previously amended, of the Corporation as follows:

Article Fourth of the Company’s Certificate of Incorporation, as amended, is hereby deleted and replaced in its entirety by the following language:

“FOURTH: Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is seventy-six million (76,000,000) shares, consisting of One Million (1,000,000) shares of preferred stock, of the par value of one cent ($.01) per share (hereinafter called 'Preferred Stock'), and Seventy-Five Million (75,000,000) shares of  common stock, of the par value of one cent ($.01) per share (hereinafter  called 'Common Stock')."

Effective upon the later of (i) the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment, and (ii)             , Eastern Time, on                              (the “Effective Date”), each                  (        ) [to be filled in prior to filing with the appropriate split number, between                          and                        shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date, shall automatically be reclassified, without any action on the part of the holder thereof, into one fully paid and non-assessable share of Common Stock (the “Reverse Split”).  The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of Common Stock issued pursuant to the Reverse Split.  In lieu of any fractional share of Common Stock to which a stockholder otherwise would be entitled as a result of the Reverse Split, the Corporation shall pay a cash amount equal to the fair value of the fractional share of Common Stock as of the Effective Date of the Reverse Split which shall be equal to a proportionate interest of the value of a whole share based on the closing sale price of the Common Stock on the NASDAQ Stock Market on the Effective Date.

Following the Effective Date, the outstanding stock certificates shall be deemed to represent that number of shares of Common Stock into which the shares of existing Common Stock previously represented by such certificate were combined and reclassified as a result of the Reverse Split (“New Common Stock”), and the Corporation will, upon request of a stockholder, provide a new certificate representing such number of shares of New Common Stock in exchange for such holder's existing certificate.

Following the Effective Date, the total number of shares of stock which the Corporation shall have authority to issue is Seventy-Six Million (76,000,000) shares, consisting of One Million (1,000,000) shares of Preferred Stock, and Seventy-Five Million shares of Common Stock.

SECOND:  The stockholders of the Corporation duly approved and adopted such amendments in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by

Stanley E. Freimuth, its Chairman, President and Chief Executive Officer, thereunto duly authorized, this            day of                               , 201      .
PRESSTEK, INC.

By:
Stanley E. Freimuth
Chairman, President and
Chief Executive Officer

PRESSTEK, INC.

VOTE BY INTERNET OR TELEPHONE

Q U I C K  ★ ★ ★  E A S Y  ★ ★ ★  I M M E D I AT E

Voting by Internet or telephone is quick, easy and immediate. As a Presstek, Inc. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 P.M., Eastern Time, on June 11, 2012.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch- tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS.   THIS PROXY IS SOLICITED ON BEHALF OF   THE BOARD OF DIRECTORS.

 The undersigned appoints James R. Van Horn and Arnon Dror, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of Presstek, Inc. held of record by the undersigned at the close of business on April 17, 2012 at the 2012 Annual Meeting of Shareholders of Presstek, Inc. to be held at the offices of McDermott Will & Emery, 340 Madison Avenue, New York, New York on June 12, 2012, 1:30 p.m. or at any adjournment thereof.   Each person is individually authorized to vote as specified on proposals 1, 2 and 3 and otherwise in his discretion.

PLEASE  FILL  IN,  DATE,  SIGN  AND  RETURN  THE  ENCLOSED  PROXY  CARD  IN  THE  ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.   YOU MAY ALSO COMPLETE A PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO EXERCISE AS SET FORTH HEREIN, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

Please mark your votes like this     x

1.  Election of Directors   FOR all Nominees listed  below.   ☐

NOMINEES:

Edward E. Barr
Daniel S. Ebenstein
Steven N. Rappaport
Stanley E. Freimuth
Donald C. Waite, III

WITHHOLD AUTHORITY  to vote (except as marked to  the contrary for all nominees listed above)  ☐
_______________________________________________________________________________________

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

2.     Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the
Company’s common stock at the discretion of the Board of Directors at a ratio not less than 1-for-2 and not more than 1-for-15.

FOR                                 AGAINST                                                ABSTAIN
☐          ☐               ☐

3. To transact such other business as may properly come before the Annual Meeting of Stockholders and adjournment or postponement thereof.

COMPANY ID:                           PROXY NUMBER:                       ACCOUNT NUMBER:

Signature

Signature

Date                          , 2012.

NOTE: Please sign exactly as name appears hereon.   When shares are held by joint owners, both should sign.   When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held June 12, 2012.

The Proxy Statement and our 2011 Annual Report are available at:
http://www.cstproxy.com/presstek/2012

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PRESSTEK, INC.

(Continued, and to be marked, dated and signed, on the other side)